UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Sirius XM Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Online
Go to www.envisionreports.com/SIRI or scan the QR code — login details are located in the shaded bar below.
Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on June 4, 2019.

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
Sirius XM Holdings Inc. Stockholder Meeting to be Held on June 5, 2019

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and 2018 Annual Report to stockholders are available at:

www.envisionreports.com/SIRI

Easy Online Access – View your proxy materials and vote.

Step 1: Go to www.envisionreports.com/SIRI.
Step 2:  Click on Cast Your Vote or Request Materials.
Step 3:  Follow the instructions on the screen to log in.
Step 4:  Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 21, 2019 to facilitate timely delivery.

2 N O T

030TZB

Stockholder Meeting Notice

Dear Sirius XM Holdings Inc. Stockholder:

The 2019 Annual Meeting of Stockholders of Sirius XM Holdings Inc. (the “Company”) will be held at The Paley Center for Media, 25 West 52 Street, New York, New York 10019 on Wednesday, June 5, 2019, at 8:30 A.M. Eastern Time.

Proposals to be considered at the Annual Meeting:

(1)	Election of thirteen Directors to serve until the 2020 annual meeting of stockholders of the Company;
(2)	Ratification of the appointment of KPMG LLP as our independent registered public accountants for 2019; and
(3)	Such other business that may properly be conducted at the annual meeting or any adjournments or postponements thereof.

Sirius XM’s Board of Directors recommends a vote FOR each director nominee and FOR Proposal 2.

The Board of Directors has fixed the close of business on April 12, 2019 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
—	Internet – Go to www.envisionreports.com/SIRI. Click Cast Your Vote or Request Materials.
—	Phone – Call us free of charge at 1-866-641-4276.
—	Email – Send an email to investorvote@computershare.com with “Proxy Materials Sirius XM Holdings Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 21, 2019.